Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the First Quarter 2023 and Increases Annual Guidance
Annual guidance increased to $128 million - $131 million, implying annual growth of 20%-23%

SANTA CLARA, Calif. May 1, 2023 - SI-BONE, Inc. (Nasdaq:SIBN), a medical device company dedicated to solving musculoskeletal disorders of the sacropelvic anatomy, today reported financial results for the quarter ended March 31, 2023.

Recent Highlights
•Record worldwide revenue of $32.7 million for the first quarter 2023, representing approximately 46% increase over the corresponding period in 2022
•Record U.S. revenue of $30.5 million for the first quarter 2023, representing approximately 50% increase over the corresponding period in 2022
•Gross margin of 82% for the first quarter 2023
•Over 950 U.S. active surgeons in the first quarter 2023, representing approximately 40% growth over the corresponding period in 2022
•Extended first-generation iFuse patent protection to December 2025, with iFuse-3D patent coverage to September 2035
•Celebrating our 15-year commitment to pioneering solutions for sacropelvic conditions through the industry's most innovative portfolio, with over 80,000 procedures completed by over 3,000 surgeons worldwide
“I am thrilled with our stellar start to 2023, as record procedure demand in the quarter allowed us to deliver approximately 50% U.S. revenue growth and achieve significant operating leverage,” said Laura Francis, Chief Executive Officer of SI-BONE. “The continued trend of accelerating revenue growth over the last several quarters is a testament to the perseverance and grit of our dedicated team members and the strong reception for our expanded portfolio of solutions. With yet another quarter of record increase in our active surgeon base combined with the favorable reimbursement framework, we are at an inflection in the business. These trends solidify my conviction in our ability to deliver strong and sustainable growth and drive operating leverage as we progress through the year."

First Quarter 2023 Financial Results

Worldwide revenue was $32.7 million in the first quarter 2023, a 46% increase from $22.4 million in the corresponding period in 2022. U.S. revenue for the first quarter 2023 was $30.5 million, a 50% increase from $20.4 million in the corresponding period in 2022. International revenue for the first quarter 2023 was $2.3 million, a 9% increase from $2.1 million in the corresponding period in 2022.

Gross margin was 82% for the first quarter 2023, as compared to 87% in the corresponding period in 2022. Gross margin in the first quarter 2023 was impacted by procedure and product mix given the higher total costs of the newly launched implants. Gross margin also includes the impact of higher depreciation from instrument trays to support the growth of the business, depreciation associated with our second facility in Santa Clara, and higher freight costs.

Operating expenses increased 5% to $38.1 million in the first quarter 2023, as compared to $36.3 million in the corresponding period in 2022. The increase was primarily driven by increase in sales commission and stock-based compensation from higher headcount, and increase in travel costs.

Operating loss improved by 33% to $11.3 million in the first quarter 2023, as compared to an operating loss of $16.9 million in the corresponding period in 2022.

Net loss was $11.1 million, or $0.32 per diluted share for the first quarter 2023, as compared to a net loss of $17.4 million, or $0.52 per diluted share in the corresponding period in 2022.

Adjusted EBITDA loss was negative $3.9 million, in the first quarter 2023, as compared to an adjusted EBITDA loss of negative $10.7 million, in the corresponding period in 2022.

Cash and marketable securities were $86.0 million and borrowings were $35.9 million as of March 31, 2023.

2023 Updated Financial Guidance

Based on the first quarter of 2023 results, SI-BONE is updating its 2023 worldwide revenue guidance to be in the range of $128 million to $131 million, implying growth of approximately 20% to 23%. SI-BONE is maintaining its guidance for fiscal year 2023 gross margin of approximately 80% and improving adjusted EBITDA loss.

Webcast Information

SI-BONE will host a conference call to discuss the first quarter 2023 financial results after market close on Monday, May 1, 2023 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/ev5vig6x. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in technology for surgical treatment of musculoskeletal disorders of the sacropelvic anatomy. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 3,000 surgeons in performing a total of over 80,000 sacropelvic procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 120 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, spinopelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

SI-BONE is a registered trademark of SI-BONE, Inc. ©2023 SI-BONE, Inc. All Rights Reserved.

Forward Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, contained in this press release are "forward-looking" statements. These forward-looking statements are based on SI-BONE's current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE's ability to introduce and commercialize new products and indications, SI-BONE's ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness on the ability and desire of patients to undergo elective procedures including those using SI-BONE's devices, SI-BONE's ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE's devices. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in the company's most recent filings on Form 10-K and Form 10-Q, and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC's Internet site (www.sec.gov), especially under the caption "Risk Factors." SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE's reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
Sr. Director, FP&A and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$32,708	$22,439
Cost of goods sold	5,924	2,983
Gross profit	26,784	19,456
Operating expenses:
Sales and marketing	27,313	25,605
Research and development	3,291	3,580
General and administrative	7,473	7,139
Total operating expenses	38,077	36,324
Loss from operations	(11,293)	(16,868)
Interest and other income (expense), net:
Interest income	932	73
Interest expense	(838)	(561)
Other income (expense), net	74	(54)
Net loss	$(11,125)	$(17,410)

Net loss per share, basic and diluted	$(0.32)	$(0.52)
Weighted-average number of common shares used to compute basic and diluted net loss per share	34,916,106	33,792,326

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$22,969	$20,717
Short-term investments	62,997	76,573
Accounts receivable, net	22,600	20,674
Inventory	17,790	17,282
Prepaid expenses and other current assets	2,045	2,365
Total current assets	128,401	137,611
Property and equipment, net	16,629	15,564
Operating lease right-of-use assets	3,672	4,002
Other non-current assets	374	375
TOTAL ASSETS	$149,076	$157,552

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,331	$6,279
Accrued liabilities and other	9,896	13,511
Operating lease liabilities, current portion	1,401	1,388
Total current liabilities	16,628	21,178
Long-term borrowings	35,938	35,171
Operating lease liabilities, net of current portion	2,525	2,871
Other long-term liabilities	26	30
TOTAL LIABILITIES	55,117	59,250

Stockholders' Equity:
Common stock and additional paid-in capital	461,889	455,175
Accumulated other comprehensive income	300	232
Accumulated deficit	(368,230)	(357,105)
TOTAL STOCKHOLDERS’ EQUITY	93,959	98,302
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,076	$157,552

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss	$(11,125)	$(17,410)
Interest income	(932)	(73)
Interest expense	838	561
Depreciation and amortization	1,086	713
Stock-based compensation	6,194	5,507
Adjusted EBITDA	$(3,939)	$(10,702)